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                                                                    EXHIBIT 3.21

        [NORTH CAROLINA DEPARTMENT OF THE SECRETARY OF STATE LETTERHEAD]

     TO ALL WHOM THESE PRESENTS SHALL COME, GREETINGS:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                            ARTICLES OF INCORPORATION

                                       OF

                              BRIGAM VENTURES, INC.


the original of which is now on file and a matter of record in this office.

[NORTH CAROLINA DEPARTMENT OF THE SECRETARY OF STATE LOGO]

                              IN WITNESS WHEREOF, I have hereunto
                              set my hand and affixed my official seal at the City of Raleigh, this 6th day of a April, 2001.

                                                  /s/ Elaine F. Marshall
                                                 --------------------------
                                                     SECRETARY OF STATE

Certification Number: 5535998-1   Page: 1 of 2       Ref.#  4591129
Verify this certificate online at www.secretary.state.nc.us/Verification.
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                                                                         [STAMP]

                             STATE OF NORTH CAROLINA

********************************************************************************

                            ARTICLES OF INCORPORATION

                                       OF

                              BRIGAM VENTURES, INC.

     Under and pursuant to Chapter 55 of the North Carolina General Statutes, the undersigned natural person of the age of more than eighteen years, does make, execute and acknowledge these Articles of Incorporation for the purpose of lawfully establishing a Business Corporation which shall be of unlimited duration and shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation, those general powers set forth in section 55-3-02 of the North Carolina General Statutes.

                                    ARTICLE I

     The name of the corporation shall be BRIGAM VENTURES, INC.

                                   ARTICLE II

     The Corporation shall have the authority to issue shares of the corporate stock as follows:

          NUMBER OF SHARES       CLASS OF STOCK         PAR VALUE/SHARE
          ----------------       --------------         ---------------
               10,000                Common                  NO PAR

                                   ARTICLE III

     The address of the initial registered office of the corporation and the name of the initial registered agent at that address are:

          NAME OF AGENT                      ADDRESS
          -------------                      -------

          James Michael Bridges              110 Bell's Run
                                             Morganton, N.C. 28655
                                             (Burke County)

                                   ARTICLE IV

     The name and address of the incorporator are:

          NAME OF INCORPORATOR               ADDRESS
          --------------------               -------

          Thomas M. Starnes                  118 North Sterling Street
                                             Morganton, N.C. 28655
                                             (Burke County)

     IN WITNESS WHEREOF, the undersigned Incorporator has hereunto set his hand and seal, this 14 day of Sept., 1993.

                                         /s/ Thomas M. Starnes            (SEAL)
                                         ---------------------------------------
                                         Thomas M. Starnes, Incorporator

Certificate Number: 5535998-1   Page: 2 of 2